Exhibit 99.1

Verizon to Acquire MCI for $5.3 Billion in Equity and Cash

Verizon to Acquire MCI for $5.3 Billion in Equity and Cash Acquisition Ensures Strength of Internet Backbone Network, Enhances Verizon’s Ability to Serve Large Business and Government Customers - MCI to Also Pay Special Dividend, for a Total Value of $6.7 Billion –

Date: February 14, 2005

NEW YORK, and ASHBURN, Va., Feb. 14 -- Verizon Communications Inc. (NYSE: VZ) and MCI, Inc. (Nasdaq: MCIP) today announced that Verizon has agreed to acquire MCI for $4.8 billion in equity and $488 million in cash.

The transaction adds new strength to the telecommunications services both companies provide. It ensures that consumers and businesses will have a supplier with the financial strength to maintain and improve MCI’s Internet backbone network, which is the largest in the world based on company-owned points of presence.

The transaction will also mean better service for Enterprise customers by enhancing Verizon’s ability to compete for and serve large-business and government customers with a complete range of services, including wireless and the most sophisticated IP (Internet Protocol) based services.

The Boards of Directors of both companies have approved the agreement.

MCI shareowners will receive 0.4062 shares of Verizon common stock for each common share of MCI. This is worth $4.795 billion and equivalent to $14.75 per MCI share, based on Verizon’s closing price on Friday, Feb. 11.

MCI shareowners will also receive $1.50 per MCI share in cash, worth $488 million. This consideration is subject to adjustment at closing and may be decreased based on MCI’s bankruptcy claims-related experience.

In addition, MCI will pay its shareowners quarterly and special dividends of $4.50 per share, worth $1.463 billion. This includes a 40-cent-per-share quarterly dividend approved by the MCI Board on Friday, Feb 11.

In total, the transaction values MCI shares at $20.75 a share, or $6.746 billion.

Verizon will assume MCI’s net debt (total debt less cash on hand), targeted to be approximately $4 billion at closing, and customary closing conditions will apply.

In addition to MCI shareowner approval, the acquisition requires regulatory approvals, which the companies are targeting to obtain in about a year.

‘The Right Deal’

“This is the right deal at the right time,” said Verizon Chairman and CEO Ivan Seidenberg. “We have been evaluating a transaction with MCI for some time, and now we have the opportunity to reach an agreement at the right price that works for both companies and at a time when MCI is gaining momentum. It is a natural and logical extension of Verizon’s strategy to transform our company to serve growth markets and offer broadband technologies.

“This acquisition builds on and accelerates Verizon’s growth plan in the Enterprise market, and it facilitates our becoming a major provider in that market sooner and less expensively than if we had continued on a path of organic growth. The acquisition will significantly enhance our customer service and competitive positioning by giving us a global reach, a suite of IP-based and value-added services, and a powerful, broad base of large-business and government customers.

“With the two companies’ operational resources and investment capacity, we plan to drive efficiencies, increase cash flow and pursue new revenue opportunities. The company will have a strong balance sheet and the financial flexibility to continue to reward shareowners through investment and growth.”

‘The Right Partner’

“With our heritage of innovation, global network and world-class Enterprise capabilities, MCI is the right partner for Verizon,” said Michael D. Capellas, MCI president and CEO. “Combined with Verizon’s financial strength and record of operational excellence, we will accelerate delivery of next-generation services, broaden our product portfolio and better serve our customers.”

Key Benefits

Seidenberg and Capellas emphasized that the transaction is part of the continuing evolution of the industry that is driven by customers and technology. They highlighted several key benefits that the companies’ complementary assets bring to the market:

For Enterprise customers, the transaction creates a strong competitor that, in most markets, will challenge a larger incumbent. The more-efficient operating structure will drive better value, and Verizon will be able to offer a suite of services that address a full range of customer needs. The transaction also strengthens the long-term viability of MCI’s global network, which is a critical component of government communications systems, including those used by the Department of Defense and the Department of Homeland Security.

For consumers and other business customers, the post-transaction company will continue to have sufficient cash flow and capital capacity to sustain its rapid deployment of wireline and wireless broadband networks and services.

Internet users in the United States will have a strong backbone platform for their traffic, and together the two companies can make greater investments in their backbones and offer the highest quality of service. In a multi-media market where technology platforms compete against one another to provide services, having strong backbone networks will enhance the post-transaction company’s ability to deliver advanced services over owned and managed facilities to benefit consumers and small- and mid-sized businesses.

Internationally, the transaction creates a strong, U.S.-based globally competitive network and services provider, positioned to put an American company in a leadership role in the globalization of telecommunications.

For investors, the combination will enhance the company’s competitive positioning and long-term financial flexibility.

Financial Effect

In the first year following closing, the transaction is expected to have an approximate 10-cent-per-share dilutive impact on Verizon’s earnings per share, excluding acquisition costs and any amortization of intangible assets that may be created at the time of the acquisition. Verizon expects the transaction to be essentially breakeven in year three, and cash flow will turn positive in year three.

Verizon estimates that the acquisition will yield a net present value of $7.0 billion in incremental revenues and operational savings, including investments in network and systems to achieve these savings. The costs are estimated to be approximately $1.0 billion to $1.5 billion in expense and $2.0 billion in capital during the first three years, as the company will commit appropriate resources to maintain and upgrade the MCI assets.

The company expects a net annual run rate of $1 billion in pre-tax savings in the third full year after closing.

Verizon’s $4.8 billion in equity to purchase MCI represents 132.1 million Verizon shares, or approximately 4.5 percent of Verizon’s outstanding shares.

The companies will determine operational plans, such as branding strategies and organizational structure, as the transaction moves closer to closing.

Webcast Scheduled for 9 a.m.

Seidenberg and Capellas will provide further details about this agreement during a presentation to investors and analysts at 9 a.m. Eastern time today. Their remarks will be webcast live on the Investor Relations Web site for each company, http://www.verizon.com/investor or http://www.mci.com/investor . Access instructions and presentation materials will be available at these sites at approximately 8 a.m.

With more than $71 billion in annual revenues, Verizon Communications Inc. (NYSE: VZ) is one of the world’s leading providers of communications services. Verizon has a diverse work force of more than 210,000 in four business units: Domestic Telecom serves customers based in 29 states with wireline telecommunications services, including broadband, nationwide long-distance and other services. Verizon Wireless owns and operates the nation’s most reliable wireless network, serving 43.8 million voice and data customers across the United States. Information Services operates directory publishing businesses and provides electronic commerce services. International includes wireline and wireless operations and investments, primarily in the Americas and Europe. For more information, visit http://www.verizon.com .

MCI, Inc. (Nasdaq: MCIP) is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry’s most expansive global IP backbone, based on the number of company-owned points of presence, and wholly-owned data networks, MCI develops the converged communications products and services that are the foundation for commerce and communications in today’s market. For more information, go to http://www.mci.com .

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high quality video and images, and other information are available at Verizon’s News Center on the World Wide Web at http://www.verizon.com/news . To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: a significant change in the timing of, or the imposition of any government conditions to, the closing of the transaction; actual and contingent liabilities; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the transaction. Additional factors that may affect the future results of Verizon and MCI are set forth in their respective filings with the Securities and Exchange Commission, which are available at investor.verizon.com/SEC/ and http://www.mci.com/about/investor_relations/sec/ .

Verizon intends to file a registration statement, including a proxy statement of MCI, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction. We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about Verizon and MCI, at http://www.sec.gov , the SEC’s website. Investors may also obtain free copies of these documents at http://www.verizon.com/investor , or by request to Verizon Communications Inc., Investor Relations, 1095 Avenue of the Americas, 36th Floor, New York, NY 10036. Free copies of MCI’s filings are available at http://www.mci.com/about/investor_relations , or by request to MCI, Inc., Investor Relations, 22001 Loudoun County Parkway, Ashburn, VA 20147.

Verizon, MCI, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from MCI shareowners with respect to the proposed transaction. Information about Verizon’s directors and executive officers is available in Verizon’s proxy statement for its 2004 annual meeting of shareholders, dated March 15, 2004. Information about MCI’s directors and executive officers is available in MCI’s annual report on Form 10-K for the year ended December 31, 2003. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the SEC.

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